Exhibit 99.1

LecTec Corporation Announces Signing of Merger Agreement with AxoGen Inc.

June 2, 2011

TEXARKANA, Texas—(BUSINESS WIRE)—LecTec Corporation (OTCBB: LECT) announced today that on May 31, 2011 it entered into an Agreement and Plan of Merger (“Merger Agreement”) with AxoGen Corporation, d/b/a AxoGen Inc., a privately held company focused on developing and commercializing medical products for the repair of peripheral nerve injuries. As provided in the Merger Agreement, a newly formed subsidiary of LecTec will merge with and into AxoGen. AxoGen will be the surviving corporation and will continue its business as a wholly-owned subsidiary of LecTec. AxoGen security holders will receive, or have reserved for issuance pursuant to stock options, 7,267,087 shares of LecTec common stock.  In addition, current security holders of AxoGen have agreed to purchase, immediately following the merger, an additional 454,193 shares of LecTec common stock for $1 million, the effective price of the shares being received in the merger by the shareholders of AxoGen.  Upon consummation of these transactions, the pre-merger shareholders of LecTec, on a fully diluted basis as of the closing date of the merger, will hold approximately 38% of LecTec common stock.

Greg Freitag, LecTec’s CEO, stated “I am delighted to complete the critical step of signing this Merger Agreement with AxoGen. AxoGen is an established, growing company selling proprietary products that are proven in the marketplace. We are not betting on whether a product can be developed, if it will work or whether there is a market; we are providing the capital necessary for AxoGen to leverage its current traction by expanding its sales and marketing activity. We believe AxoGen is at an inflection point where all of its work is coming together and we will obtain the advantage of this timing. This situation provides a unique opportunity for LecTec to enter into a transaction that fits our merger model and, at the same time, provides AxoGen the emerging growth capital it requires. The AxoGen team has built an exceptional company and I am confident they will continue their outstanding work for the benefit of all the shareholders upon completion of the merger.”

Under the terms of the Merger Agreement, LecTec must have unencumbered cash, cash equivalents and outstanding loans to AxoGen in the aggregate amount of $10.5 million as a condition to closing the merger. LecTec and AxoGen have also agreed that LecTec and/or certain other parties may invest up to an additional $2 million at the effective price for the merger consideration. LecTec is evaluating its estimated cash remaining, after expenses, at closing, any additional AxoGen cash requirements and the value to LecTec shareholders of a further investment.

In addition, on May 31, 2011, LecTec purchased from AxoGen a $2,000,000 subordinated secured convertible promissory note and certain current investors of AxoGen purchased an aggregate of $500,000 of such notes. The notes bear interest at an annual rate of 8% and have a maturity date of June 30, 2013. The notes are secured by AxoGen’s assets and are subordinated to the indebtedness owing to AxoGen’s senior lenders. Immediately prior to the closing of the merger, the notes held by investors other than LecTec will automatically convert into AxoGen common stock which will then be exchanged for LecTec common stock under the terms of the Merger Agreement.

Karen Zaderej, AxoGen’s CEO stated: “AxoGen is excited about the merger with LecTec Corporation. With LecTec’s financial support, we can continue to expand our efforts to help surgeons provide relief and recovery for patients who are in pain or who have lost sensory or motor function due to a peripheral nerve injury. We plan to intensify our marketing and sales efforts domestically and internationally and continue our clinical and developmental efforts to further expand our market and portfolio of products. The transition to a publicly traded company is a significant milestone for our organization and we are enthusiastic about the opportunities now afforded to us.”

In the near future, LecTec will file documents with the Securities and Exchange Commission to register the shares to be issued in the merger and to solicit proxies for the approval of the merger by LecTec’s shareholders. Assuming these filings are subjected to a full review by the Commission, LecTec currently expects to hold a LecTec shareholder meeting in September 2011 to take various actions in connection with the merger including getting shareholder approval of the transaction. Assuming closing conditions are met and shareholders of both AxoGen and LecTec approve the merger, the merger will be completed shortly after the LecTec shareholder meeting.

About LecTec

LecTec is an intellectual property licensing and holding company whose primary strategy is to pursue a merger to leverage its cash asset and improve shareholder value and liquidity. LecTec also has a licensing agreement with Novartis Consumer Health, Inc., under which LecTec receives royalties from time to time based upon a percentage of Novartis’ net sales of licensed products. LecTec’s intellectual property portfolio contains domestic and international patents based on its original hydrogel patch technology and patent applications on a hand sanitizer patch. LecTec has completed through settlement its previous legal action against five defendants and on May 9, 2011 sold a significant portion of its hydrogel patch intellectual property to Endo Pharmaceuticals Inc. Such actions have ended LecTec’s current pursuit of legal action regarding its intellectual property. The LecTec anti-microbial hand sanitizer patch is intended to be dry, thereby rendering the patch harmless in the event that it is licked, chewed, or exposed to the eye. An initial prototype of the hand sanitizer patch has been developed and LecTec is exploring the engagement of a strategic partner to complete its hand sanitizer patch development. An effort to monetize the remainder of LecTec’s intellectual property is also ongoing, however, any substantial additional value is uncertain. LecTec’s website is www.lectec.com.

About AxoGen

AxoGen is bringing the science of nerve repair to life by providing innovative solutions to surgeons who have patients with peripheral nerve injuries. Peripheral nerves provide the pathway for both motor and sensory signals throughout the body. Every year, hundreds of thousands of people suffer traumatic injuries or have surgical procedures that impact the function of their peripheral nerves. AxoGen helps these patients with a unique platform of products. Avance® Nerve Graft is the first and only commercially available allograft nerve for bridging nerve discontinuities. AxoGuard® Nerve Protector isolates compressed nerves during the healing process. AxoGuard® Nerve Connector is a coaptation aid allowing for close approximation of severed nerves. Established in 2002, AxoGen is a privately held company based in Alachua, Florida, and has received funding from private investors including Accuitive Medical Ventures, Cardinal Partners, De Novo Ventures, JAM Capital and Springboard Capital II, LLC. AxoGen is a registered tissue establishment with the FDA. AxoGen’s website is www.axogeninc.com

Cautionary Statements

This press release contains forward–looking statements concerning possible or anticipated future results of operations or business developments which are typically preceded by the words “believes,” “wants,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. Such forward looking statements are subject to risks and uncertainties which could cause results or developments to differ materially from those indicated in the forward–looking statements. Such risks and uncertainties include, but are not limited to, LecTec’s dependence on royalty payments from Novartis Consumer Health, Inc., which is selling an adult vapor patch licensed from LecTec, LecTec’s dependence on key personnel and Board of Director members, the issuance of new accounting pronouncements, information disseminated on internet message boards from posters expressing opinions that may or may not be factual, the availability of opportunities for license, sale or strategic partner agreements related to patents that LecTec holds, limitations on merger and acquisition opportunities, and other risks and uncertainties detailed from time to time in LecTec’s filings with the Securities and Exchange Commission, and particularly as described in the “Risk Factors” included in our Form 10–K for the year ended December 31, 2010.

Additional Information about the Proposed Transaction

In connection with the proposed merger, LecTec intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S–4 (the “Registration Statement”), which will include a preliminary proxy statement/prospectus (the “Proxy Statement”) relating to the planned meeting of LecTec’s shareholders and the registration of the securities of the Company to be issued in exchange for securities of AxoGen. The Registration Statement will contain important information about LecTec, AxoGen, the proposed merger and related matters. LecTec’s shareholders are urged to read the Registration Statement carefully when it is available. LecTec will mail the Proxy Statement to its shareholders. LecTec urges investors and security holders to read the Proxy Statement regarding the proposed issuances when it becomes available because it will contain important information. LecTec’s shareholders will be able to obtain free copies of all documents filed with the SEC by LecTec, when they become available, through the web site maintained by the SEC at www.sec.gov. LecTec’s shareholders will also receive information at an appropriate time on how to obtain these documents free of charge from LecTec. The Registration Statement and other documents filed with the SEC by LecTec may be obtained free of charge by contacting LecTec at: LecTec Corporation, 1407 South Kings Highway, Texarkana, Texas 75501, facsimile: (763) 559–7593.

Information Regarding Participants

LecTec and its directors, executive officers and certain other members of management and employees may be soliciting proxies from LecTec shareholders in favor of the merger and other related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of LecTec shareholders in connection with the proposed transaction will be set forth in the Proxy Statement when it is filed with the SEC. You can find information about LecTec’s executive officers and directors in LecTec’s Annual Report on Form 10–K for the year ended December 31, 2010, filed with the SEC on March 30, 2011. Free copies of the Annual Report may be obtained from LecTec as described above.

Contacts

LecTec Corporation, Greg Freitag, CEO/CFO (903) 832-0993

AxoGen Corporation, Monica L. Tarver Director of Marketing (386) 462-6800

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